UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2006
PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	0-22664	75-2504748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4510 Lamesa Highway
Snyder, Texas	79549
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 8, 2006, the parties to all three of the stockholder derivative lawsuits commenced against Patterson-UTI Energy, Inc. (the “Company”) and certain of its officers and directors reached an agreement to settle the lawsuits. The lawsuits were filed in response to the Company’s announcement on November 10, 2005 that Jonathan D. Nelson, the former Chief Financial Officer of the Company, had embezzled a large sum of money from the Company. The settlement agreement, which contemplates the implementation of certain corporate governance measures, is subject to court approval after notice to the stockholders of the Company and an opportunity for them to be heard by the Court.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is furnished herewith:

99.1	Press Release dated November 9, 2006 relating to the agreement to settle derivative litigation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
Dated: November 9, 2006	By:	/s/ John E. Vollmer III
John E. Vollmer III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 9, 2006 relating to the agreement to settle derivative litigation.